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        As filed with the Securities and Exchange Commission on February 26, 2004

        Registration No. 333-110211

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

AMENDMENT NO. 4
TO
FORM S-4

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EURAMAX INTERNATIONAL, INC.
EURAMAX INTERNATIONAL HOLDINGS B.V.
(Exact name of Registrants as specified in their charter)

EURAMAX INTERNATIONAL, INC.
Delaware	3444	58-2502320
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

5445 Triangle Pkwy Suite 350
Norcross, GA 30092
(770) 449-7066

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

EURAMAX INTERNATIONAL HOLDINGS B.V.
The Netherlands	None	None
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Euramax International, Inc.
5445 Triangle Pkwy Suite 350
Norcross, GA 30092
(770) 449-7066

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

See Table of Additional Registrants Below

R. Scott Vansant
Euramax International, Inc.
5445 Triangle Pkwy Suite 350
Norcross, GA 30092
(770) 449-7066

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Craig L. Godshall, Esq.
Geraldine A. Sinatra, Esq.
Dechert LLP
4000 Bell Atlantic Tower
1717 Arch Street
Philadelphia, Pennsylvania 19103
(215) 994-4000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrants

Name	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification No.
Amerimax Building Products, Inc.	Delaware	3444	75-2670496
Amerimax Coated Products, Inc.	Delaware	3479	75-2670499
Amerimax Diversified Products, Inc.	Delaware	3089	02-0605436
Amerimax Fabricated Products, Inc.	Delaware	3444	58-2260346
Amerimax Finance Company, Inc.	Delaware	6719	52-2237169
Amerimax Home Products, Inc.	Delaware	3444	23-2860729
Amerimax Laminated Products, Inc.	Indiana	3089	35-1709648
Amerimax Richmond Company	Indiana	6719	35-1995557
Amerimax UK, Inc.	Delaware	6719	52-1994016
Berger Bros Company	Pennsylvania	3444	23-0403055
Berger Financial Corp.	Delaware	6719	23-2810864
Berger Holdings, Ltd.	Pennsylvania	3444	23-2160077
Copper Craft, Inc.	Texas	3444	75-2426339
Fabral Holdings, Inc.	Delaware	6719	34-1787702
Fabral, Inc.	Delaware	3444	34-1786720
Walker Metal Products, Inc.	Georgia	3444	58-1374624

 EXPLANATORY NOTE

        This Amendment No. 4 to the Form S-4 Registration Statement is being filed for the sole purpose of filing Exhibit 5.1.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Euramax International, Inc.

        Indemnification:    Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent to the Registrants. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise. The Certificate of Incorporation of Euramax International, Inc. provides for the indemnification of directors and officers of Euramax International, Inc. to the fullest extent permitted by the Delaware General Corporation Law, as it currently exists or may hereafter be amended. Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Euramax International, Inc. maintains and has in effect insurance policies covering all of its directors and officers against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933. Euramax International, Inc.'s by-laws provide for indemnification against all expense, liability and loss (including attorneys' fees actually and reasonably incurred by such person in connection with such proceeding) by Euramax International, Inc. of any director or officer, or is or was serving at the request of Euramax International, Inc. as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent, to the fullest extent which it is empowered to do so by the Delaware General Corporation Law, as it currently exists or may hereafter be amended. The by-laws also provide that Euramax International, Inc. shall advance expenses incurred by a director, officer or other entitled to indemnification under the by-laws in defending a proceeding prior to the final disposition of such proceeding. The bylaws do not limit Euramax International, Inc.'s ability to provide other indemnification and expense reimbursement rights to directors, officers, employees, agents and other persons otherwise than pursuant to the by-laws.

        Limitation of Liability:    Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Euramax International, Inc.'s certificate of incorporation provides for such limitation of liability.

Euramax International Holdings B.V.

        The Articles of Association of Euramax International Holdings B.V. contain no provisions under which any member of its board of management or its officers is indemnified in any manner against any liability which he may incur in his capacity as such. Under the laws of the Netherlands, members of the board may be liable to the company for improper or negligent acts. For example, Article 2:248 of The Netherlands Civil Code provides that members of the board are jointly and severally liable to the estate of a company limited by shares, such as Euramax International Holdings B.V., which suffers an involuntary liquidation when management has manifestly performed its duties improperly and such is an important cause of the involuntary liquidation. Members of the management board may be held personally liable for improper or negligent managerial acts which affect third parties.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (a)
  Exhibits

        The following exhibits are filed herewith unless otherwise indicated:

2.1
Purchase Agreement dated as of April 28, 1997, among the Company and Genstar Capital Corporation ("GCC"), Ontario Teachers' Pension Plan Board and the Management Stockholders of Gentek Holdings, Inc. ("Holdings") as sellers GCC as sellers' representative; Holdings and Gentek Building Products, Inc. ("GBPI"). (Incorporated by reference to Exhibit 2.1 of Euramax International, Inca's Form 8-K filed August 1, 1997).
2.2
Proposals for the acquisition of the entire issued share capital of Euramax International Limited by Euramax International, Inc. to be effected by means of a Scheme Arrangement under Section 425 of the Companies Act 1985. (Incorporated by reference to the Exhibit with the same number in the Quarterly Report on Form 10-Q which was filed on November 3, 1999).
2.3
Purchase Agreement dated as of March 10, 2000, by and between Amerimax Home Products, Inc., Gutter World, Inc. and Global Expanded Metals, Inc., and all of the stockholders of Gutter World, Inc. and Global Expanded Metals, Inc. (Incorporated by reference to Exhibit 2.2 in Euramax International, Inc.'s Current Report on Form 8-K which was filed on April 24, 2000).
2.4
Purchase Agreement, dated as of June 24, 1996, by and between Euramax International Ltd. and Alumax Inc. (Incorporated by reference to the Exhibit with the same number in Euramax International, Inc.'s Registration Statement on Form S-4 (Reg. No. 333-05978) which became effective on February 7, 1997).
2.5
Purchase Agreement dated July 30, 2003 by and among Euramax International, Inc., Euramax International Holdings B.V., each of the Guarantors (as defined therein), UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC, ABN AMRO Incorporated, and Fleet Securities, Inc. (Incorporated by reference to Exhibit 10.1 in Euramax International, Inc.'s Current Report on Form 8-K which was filed on August 8, 2003).
2.6
Agreement and Plan of Merger, dated as of October 10, 2003, by and among Amerimax Pennsylvania Inc., Euramax International, Inc. and Berger Holdings, Ltd. (Incorporated by reference to Exhibit (d)(1) to Schedule TO of Amerimax Pennsylvania Inc. which was filed on October 20, 2003).

3.1
Certificate of Incorporation of Euramax International, Inc. (f/k/a Amerimax Holdings, Inc.). (Incorporated by reference to the Exhibit with the same number in Euramax International, Inc.'s Registration Statement on Form S-4 (Reg. No. 333-05978) which became effective on February 7, 1997).
3.2
Bylaws of Euramax International, Inc. (f/k/a Amerimax Holdings, Inc.). (Incorporated by reference to the Exhibit with the same number in Euramax International, Inc.'s Registration Statement on Form S-4 (Reg. No. 333-05978) which became effective on February 7, 1997).
3.3	Articles of Association of Euramax International Holdings B.V. dated as of August 6, 2003.*
4.1
Indenture dated August 6, 2003 by and among Euramax International, Inc. ("Euramax U.S."), Euramax International Holdings B.V., a Dutch registered company ("Euramax B.V."), the guarantors party thereto from time to time, and JPMorgan Chase Bank, as trustee. (Incorporated by reference to Exhibit 4.2 in Euramax International, Inc's Current Report on Form 8-K which was filed on August 8, 2003).
4.2
Registration Rights Agreement dated August 6, 2003 by and among Euramax U.S., Euramax B.V., and each of the Guarantors (as defined therein), UBS Securities LLC, Banc of America Securities LLC, Wachovia Capital Markets, LLC, ABN AMRO Incorporated, and Fleet Securities, Inc. (Incorporated by reference to Exhibit 4.3 in Euramax International, Inc's Current Report on Form 8-K which was filed on August 8, 2003).
4.3	Form of 8 1/2% Senior Subordinated Note Due 2011. (Incorporated by reference to Exhibit A of Exhibit 4.2 in Euramax International, Inc's Current Report on Form 8-K which was filed on August 8, 2003).
5.1	Opinion of Dechert LLP.
5.2	Opinion of NautaDutilh.*
5.3	Opinion of Baker & Daniels (re: Amerimax Laminated Products, Inc.).*
5.4	Opinion of Fulbright & Jaworski L.L.P.*
5.5	Opinion of Arnall Golden Gregory LLP.*
5.6	Opinion of Baker & Daniels (re: Amerimax Richmond Company).*
10.1
Executive Employment Agreement, dated as of September 25, 1996, by and between J. David Smith and Euramax International plc. (Incorporated by reference to the Exhibit with the same number in Euramax International, Inc.'s Registration Statement on Form S-4 (Reg. No. 333-05978) which became effective on February 7, 1997).
10.2
Incentive Compensation Plan effective January 1, 1997, by Euramax International Limited. (Incorporated by reference to the Exhibit with the same number in the Quarterly Report on Form 10-Q (Reg. No. 333-05978) which was filed on April 26, 1999).
10.3
Phantom Stock Plan effective January 1, 1999, by Euramax International Limited. (Incorporated by reference to the Exhibit with the same number in the Quarterly Report on Form 10-Q (Reg. No. 333-05978) which was filed on April 26, 1999).
10.4
Third Amended and Restated Credit Agreement, dated October 9, 2003, among Euramax International, Inc. and its subsidiaries, Wachovia Bank, N.A. (as Agent and Lender) and the Lenders. (Incorporated by reference to Exhibit (b)(1) to the Schedule TO-T which was filed by Euramax International, Inc. on October 20, 2003).

10.5	Letter Agreement, dated December 1, 1999, by and between Euramax International, Inc. and Mitchell B. Lewis.*
10.6	Letter Agreement, dated December 1, 1999, by and between Euramax International, Inc. and R. Scott Vansant.*
10.7	Separation Agreement and Release, dated November 15, 2002, by and between Euramax International, Inc. and Neil Bashore.*
10.8
Stock Purchase Agreement by and among Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Euramax International, Inc. and the Stockholders of Euramax International, Inc. noted therein, dated as of April 15, 2003. (Incorporated by reference to Exhibit 10.1 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.9
Securities Holders Agreement by and among Euramax International, Inc., Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC, CVC/SSB Employee Fund, L.P., Citicorp Venture Capital Ltd., The Continuing Investors identified therein and The Management Investors identified therein dated as of April 15, 2003. (Incorporated by reference to Exhibit 10.2 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.10
Advisory Agreement dated as of April 15, 2003 by and among Euramax International, Inc. and CVC Management LLC. (Incorporated by reference to Exhibit 10.3 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.11
Amendment No. 1, dated as of April 15, 2003, to the Executive Employment Agreement, dated as of October 1, 1999, by and between Euramax International, Inc. and J. David Smith. (Incorporated by reference to Exhibit 10.4 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.12
Euramax International, Inc. 2003 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.5 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.13
Restricted Stock Agreement dated April 15, 2003 between Euramax International, Inc. and J. David Smith. (Incorporated by reference to Exhibit 10.6 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.14
Restricted Stock Agreement dated April 15, 2003 between Euramax International, Inc. and Mitchell B. Lewis. (Incorporated by reference to Exhibit 10.7 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.15
Restricted Stock Agreement dated April 15, 2003 between Euramax International, Inc. and R. Scott Vansant. (Incorporated by reference to Exhibit 10.8 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.16
Form Restricted Stock Agreement for the Euramax International, Inc. 2003 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.9 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).

10.17
Form Non-Qualified Stock Option Agreement for the for the Euramax International, Inc. 2003 Equity Compensation Plan. (Incorporated by reference to Exhibit 10.10 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.18
Amended and Restated Registration Rights Agreement dated as of June 12, 2003 by and among Euramax International, Inc., Citicorp Venture Capital Ltd., Citigroup Venture Capital Equity Partners, L.P., CVC Executive Fund LLC and CVC/SSB Employee Fund, L.P., and other stockholders of Euramax International, Inc. named therein. (Incorporated by reference to Exhibit 10.11 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.19
Letter Agreement dated April 15, 2003 between R. Scott Vansant and Euramax International, Inc. (Incorporated by reference to Exhibit 10.12 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.20
Letter Agreement dated April 15, 2003 between Mitchell B. Lewis and Euramax International, Inc. (Incorporated by reference to Exhibit 10.13 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.21
Euramax International, Inc. Supplemental Executive Retirement Plan dated April 15, 2003 for J. David Smith. (Incorporated by reference to Exhibit 10.14 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.22
Euramax International, Inc. Supplemental Executive Retirement Plan dated April 15, 2003 for Mitchell B. Lewis and R. Scott Vansant. (Incorporated by reference to Exhibit 10.15 in Euramax International, Inc.'s Quarterly Report on Form 10-Q which was filed on August 11, 2003).
10.23	Stock Purchase Agreement by and among Court Square Capital Limited and Euramax International, Inc., dated as of February 12, 2004.*
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of Euramax International, Inc.*
23.1	Consent of Ernst & Young LLP.*
23.2	Consent of Dechert LLP (included in Exhibit 5.1).
23.3	Consent of NautaDutilh (included in Exhibit 5.2).*
23.4	Consent of Baker & Daniels (included in Exhibit 5.3).*
23.5	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.4).*
23.6	Consent of Arnall Golden Gregory LLP (included in Exhibit 5.5).*
23.7	Consent of Baker & Daniels (included in Exhibit 5.6).*
24.1	Powers of Attorney (included on signature pages).*
25.1	Statement of Eligibility of JPMorgan Chase Bank on Form T-1.*
99.1	Form of Letter of Transmittal.*
99.2	Form of Notice of Guaranteed Delivery.*

99.3
Form of Letter to Holders of 8 1/2% Senior Subordinated Notes Due 2011 Concerning Offer For All Outstanding 8 1/2% Senior Subordinated Notes Due 2011 in Exchange for 8 1/2% Senior Subordinated Notes due 2011 of Euramax International, Inc. and Euramax International Holdings B.V. Which Have Been Registered Under the Securities Act of 1933, as amended.*
99.4
Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees Concerning Offer For All Outstanding 8 1/2% Senior Subordinated Notes Due 2011 in Exchange for 8 1/2% Senior Subordinated Notes Due 2011 of Euramax International, Inc. and Euramax International Holdings B.V. Which Have Been Registered Under the Securities Act of 1933, as amended.*
99.5
Form of Letter to Clients Concerning Offer For All Outstanding 8 1/2% Senior Subordinated Notes Due 2011 in Exchange for 8 1/2% Senior Subordinated Notes Due 2011 of Euramax International, Inc. and Euramax International Holdings B.V. Which Have Been Registered Under the Securities Act of 1933, as amended.*
99.6	Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.*

*
Previously filed.

  (b)
  Financial Statement Schedules:

Euramax International, Inc.
Schedule II: Valuation and Qualifying Accounts
(In Thousands)

Description	Classification	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts (1)	Deductions (2)	Balance at end of period
For the year ended December 27, 2002
Allowance for doubtful accounts	A/R, net	$(3,938)	$177	$(179)	$427	$(3,513)
For the year ended December 28, 2001
Allowance for doubtful accounts	A/R, net	$(2,973)	$(1,764)	$61	$738	$(3,938)
For the year ended December 29, 2000
Allowance for doubtful accounts	A/R, net	$(2,934)	$(542)	$109	$394	$(2,973)
For the year ended December 27, 2002
Allowance for obsolete inventory	Inventories	$(3,284)	$(2,234)	$(286)	$1,977	$(3,827)
For the year ended December 28, 2001
Allowance for obsolete inventory	Inventories	$(3,276)	$(1,352)	$85	$1,259	$(3,284)
For the year ended December 29, 2000
Allowance for obsolete inventory	Inventories	$(4,126)	$(177)	$182	$845	$(3,276)
For the year ended December 27, 2002
Income tax valuation allowance	Deferred income taxes, long-term liability	$(2,525)	$(219)	—	—	$(2,744)
For the year ended December 28, 2001
Income tax valuation allowance	Deferred income taxes, long-term liability	$(1,632)	$(893)	—	—	$(2,525)
For the year ended December 29, 2000
Income tax valuation allowance	Deferred income taxes, long-term liability	$(595)	$(1,037)	—	—	$(1,632)

Note:

(1)
Changes due to foreign currency translation adjustment.

(2)
Write-off of bad debts, net of recoveries or write off of obsolete inventory.

        Schedules not listed above are omitted because of the absence of the conditions under which they are required or because the information required by such omitted schedules is set forth in the financial statements or the notes thereto.

ITEM 22. UNDERTAKINGS.

  (a)
  The undersigned registrants hereby undertake:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b)
  The undersigned registrants hereby further undertake that, for purposes of determining any liability under the Securities Act, each filing of the Euramax International, Inc.'s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrants hereby undertake to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

  (d)
  The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this

    Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (e)
  The undersigned registrants hereby undertake to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (f)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004.

EURAMAX INTERNATIONAL, INC.
By:	/s/ J. DAVID SMITH Name: J. David Smith Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. DAVID SMITH J. David Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2004
* R. Scott Vansant	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 26, 2004
* Stuart M. Wallis	Director	February 26, 2004
* Joseph M. Silvestri	Director	February 26, 2004
* Paul Drack	Director	February 26, 2004
* Richard Mayberry	Director	February 26, 2004
* Thomas F. McWilliams	Director	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004.

EURAMAX INTERNATIONAL HOLDINGS B.V.
By:	* Name: Robert Arthur Gérard Dresen Title: Managing Director of Euramax European Holdings B.V. which company is Managing Director of Euramax International Holdings B.V.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Robert Arthur Gérard Dresen	Managing Director of Euramax European Holdings B.V. which company is Managing Director of Euramax International Holdings B.V. (Principal Executive Officer) (Principal Financial and Accounting Officer)	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004.

AMERIMAX FABRICATED PRODUCTS, INC.
AMERIMAX BUILDING PRODUCTS, INC.
AMERIMAX COATED PRODUCTS, INC.
AMERIMAX RICHMOND COMPANY
AMERIMAX HOME PRODUCTS, INC.
AMERIMAX LAMINATED PRODUCTS, INC.
AMERIMAX DIVERSIFIED PRODUCTS, INC.
FABRAL HOLDINGS, INC.
FABRAL, INC.

By:	/s/ J. DAVID SMITH Name: J. David Smith Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. DAVID SMITH J. David Smith	President Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2004
* R. Scott Vansant	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 26, 2004
* Joseph M. Silvestri	Director	February 26, 2004
* Richard Mayberry	Director	February 26, 2004
* Thomas F. McWilliams	Director	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004

AMERIMAX FINANCE COMPANY, INC.
By:	/s/ J. DAVID SMITH Name: J. David Smith Title: President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. DAVID SMITH J. David Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2004
* R. Scott Vansant	Chief Financial Officer, Assistant Secretary and Director (Principal Financial and Accounting Officer)	February 26, 2004
* Mary Barnhill	Controller and Director	February 26, 2004
* Joan L. Dobrzynski	Treasurer, Secretary and Director	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004.

AMERIMAX UK, INC.
By:	* Name: David Pugh Title: Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* David Pugh	Director (Principal Executive Officer)	February 26, 2004
* Ian Pittendreigh	Director and Company Secretary (Principal Financial and Accounting Officer)	February 26, 2004
* Paul Williams	Director	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on February 26, 2004.

BERGER HOLDINGS, LTD. BERGER FINANCIAL CORP. COPPER CRAFT, INC. WALKER METAL PRODUCTS, INC. BERGER BROS COMPANY
By:	/s/ J. DAVID SMITH Name: J. David Smith Title: Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ J. DAVID SMITH J. David Smith	Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2004
* Mitchell B. Lewis	Executive Vice President	February 26, 2004
* R. Scott Vansant	Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	February 26, 2004
*By:	/s/ J. DAVID SMITH J. David Smith Attorney-in-fact

QuickLinks

Table of Additional Registrants
EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Euramax International, Inc. Schedule II: Valuation and Qualifying Accounts (In Thousands)
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